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                                                                  EXHIBIT 21
                    SUBSIDIARIES OF THE COMPANY


                                                           Jurisdiction of
                                                           Incorporation or
Name of Subsidiary                                         Organization
------------------                                         ----------------

Dow Jones AER Company, Inc.                                Delaware
  Economic Research Company, Inc.                          Delaware
Dow Jones BD Services, Inc.                                Delaware
Dow Jones Broadcasting (Asia), Inc.                        Delaware
Dow Jones Broadcasting (Europe), Inc.                      Delaware
Dow Jones Broadcasting (USA), Inc.                         Delaware
Dow Jones Canada, Inc.                                     Canada
Dow Jones Financial Publishing Corp.                       Delaware
Dow Jones Information Publishing, Inc.                     Delaware
Dow Jones Information Services International (HK) Ltd.     Hong Kong
Dow Jones International GmbH                               Germany
Dow Jones International Ltd.                               United Kingdom
Dow Jones International Marketing Services                 Delaware
Dow Jones (Japan) K.K.                                     Japan
Dow Jones Newsprint Company, Inc.                          Delaware
Dow Jones Printing Company (Asia), Inc.                    Delaware
Dow Jones Publishing Company (Asia), Inc. (90% owned)      Delaware
Dow Jones Publishing Company (Europe), Inc.                Delaware
Dow Jones Real Estate Development Corp.                    Delaware
Dow Jones Southern Holding Company, Inc.                   Delaware
Dow Jones Ventures II, Inc.                                Delaware
Dow Jones Ventures III, Inc.                               Delaware
Dow Jones Virginia Company, Inc.                           Delaware
Federal Filings, Incorporated                              Delaware
IDD Enterprises, L.P.                                      Delaware
National Delivery Service, Inc.                            Delaware
Ottaway Newspapers, Inc.                                   Delaware
  Essex County Newspapers, Inc.                            Massachusetts
  News-Sun, Inc.                                           Arizona
  ONI Press, Inc.                                          Delaware
  Research and Marketing Solutions, Inc.                   Delaware
  The Inquirer & Mirror, Inc.                              Massachusetts
  Portuguese-American Publications, Inc.                   Massachusetts
Review Publishing Company Limited                          Hong Kong
  The China Phone Book Co. Ltd.                            Hong Kong


All of the above subsidiaries are included in the consolidated financial statements.